Exhibit 99.1

Summary terms and conditions

For discussion purposes only

	7th Amendment (Current facilities)		8th Amendment (Proposed facilities)
Borrower:	SIRVA Worldwide, Inc. (the “Borrower” or the “Company”)		SIRVA Worldwide, Inc. (the “Borrower” or the “Company”)

Administrative agent:	JPMorgan Chase Bank, N.A.		JPMorgan Chase Bank, N.A.

Amount:	$528 million		$528 million

Facilities:	$175 million Revolving Credit Facility $353 million Term Loan B		$175 million Revolving Credit Facility $353 million Term Loan B (Prepaid to $323mm post junior capital raise)

Drawn pricing:	LIBOR + 600 bps, provided however, in the event of any pre-payment of Term Loans in an amount		Same
• between $25-50mm the spread reduced to LIBOR + 575 bps
• >$50mm, the spread reduced to LIBOR + 525 bps

(All margins increase by 50 bps upon the occurrence of a downgrade below B2 or B- both neg. outlook)

Undrawn pricing:	50 bps		Same

Maturity:	December 1, 2010		Same

Security:	• All tangible and intangible assets and 100% of the stock of the Borrower and its direct indirect domestic subsidiaries		Same
• 65% of the stock of each direct foreign subsidiary

Guarantees:	Upstream from all present and future direct and indirect domestic subsidiaries of the Borrower		Same

Amortization:	1% per annum; balloon at maturity		Same

Financial statements delivery requirement:	Fiscal 2005 audited statements: 1Q06 and 2Q06 statements: 3Q06 statements: 4Q06 statements: Fiscal 2006 audited statements:	October 16, 2006 November 16, 2006 December 15, 2006 April 6, 2007 April 6, 2007	Fiscal 2005 audited statements: 1Q06 and 2Q06 statements: 3Q06 statements: 4Q06 statements: Fiscal 2006 audited statements:	January 31, 2007 December 31, 2006 January 31, 2007 Same June 30, 2007

Junior capital proceeds:	Greater of $30mm or 30% of net cash proceeds to pre-pay Term Loan Lenders with remainder to reduce revolving credit loans (without any commitment reduction)		Same

Amended definition of “Permitted Holders”:	CD&R Group and Exel plc		CD&R Group, Exel plc, ValueAct Capital Master Fund, L.P., and MLF Offshore Portfolio Company, L.P.

Sale Leaseback basket:	$5 million		$15 million (of which not more than $5mm can be in respect of US properties)

Restricted payments basket:	10% of the junior capital raised		Same

Fees to market:	50 bps		0 bps